EXHIBIT 5.1

April 24, 2023

Matter No.:956424

Doc Ref: 22528874v1

+1 284-852-1111

audrey.robertson@conyers.com

Establishment Labs Holdings Inc.

Commerce House

Wickhams Cay 1,

Road Town, Tortola

British Virgin Islands

Ladies and Gentlemen:

Establishment Labs Holdings Inc., a British Virgin Islands company (the “Company”), is filing with the United States Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) common shares, no par value per share (the “Common Shares”) of the Company; (ii) the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to an indenture, between the Company and a trustee to be named therein (the “Trustee”) (the “Indenture”); (iii) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein (iv) rights to purchase Common Shares (the “Rights”), which may be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and the rights agent (the “Rights Agent”) to be named therein; and (v) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we advise you that, in our opinion:

1. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such Common Shares proposed to be sold by the Company, and when such Common Shares are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board, such Common Shares will be validly issued, fully-paid and non-assessable.

April 24, 2023

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the British Virgin Islands; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, the issuance and delivery of such security or the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The law covered by this opinion is limited to the present law of the British Virgin Islands. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman